UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 13, 2005

INVESTNET, INC

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(Exact Name of Registrant as Specified in Its Charter)

Nevada (State or Other Jurisdiction of Incorporation)	000-33097 (Commission File Number)	87-0650263 (IRS Employer Identification Number)

Unit 3302, 33/F, Lippo Centre, Tower 2, 89 Queensway, Admiralty, Hong Kong (Address of Principal Executive Offices)

Registrant's telephone number, including area code        (852) 2159 4825

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01

Entry into a Material Agreement

Stock Purchase Agreement

The Company entered into a Stock Purchase Agreement on May 13, 2005 (“Stock Purchase Agreement”) with China Kangtai Cactus Bio-Tech Company Limited, a British Virgin Islands corporation (“Kangtai”) or its designee(s) and AGrade Ltd., a British Virgin Islands corporation and principle shareholder of the Company (“AGrade”), pursuant to which the Company will sell 30,000,000 of its authorized but unissued shares of its common stock for $300,000 (the “Sale”) to Kangtai or its designee(s), at a closing to occur after certain conditions have been satisfied.

Agreement and Plan of Reorganization

Investnet, Inc. (the “Company”) entered into an Agreement and Plan of Reorganization (“Reorganization Agreement”) on May 13, 2005 with Kangtai and AGrade, pursuant to which the Company will initially purchase 12% of the issued and outstanding common stock of Kangtai in exchange for 110,130,615 shares of the Company's common stock (the “Acquisition”) at a closing to occur after certain conditions have been satisfied (the “Initial Closing”).  After the Initial Closing, the Company has agreed to purchase the remaining 88% of Kangtai's common shares in exchange for a convertible promissory note issued by the Company to the Kangtai shareholders or their designees ("Promissory Note") for the principle sum of $8,070,000 which is convertible into 14,248,395 shares (post a one for seventy reverse split) of the Company's common stock. The Promissory Note may be converted at the option of the Kangtai shareholders or their designees, in whole (and not in part) at any time and from time to time.

Agreement for Sale of Ownership

The Company entered into an Agreement for Sale of Ownership (“Sale of Subsidiaries Agreement”) on May 13, 2005 with V-Capital Limited, a Republic of Mauritius corporation (“V-Capital”), pursuant to which the Company will sell all of the outstanding shares of stock of Champion Agents Limited (which wholly owns DSI Computer Technology Company Limited) and of Interchance Limited, the Company’s subsidiaries, for the consideration of V-Capital assuming all debts and liabilities of these subsidiaries to occur at a closing after certain conditions have been satisfied, including the completion of the Initial Closing pursuant to the Reorganization Agreement.

The Sale and the Acquisition described in the paragraphs above are referred to herein as the "Transactions.”

Escrow Agreement

In connection with the Transactions, the Company entered into an Escrow Agreement (“Escrow Agreement”) on May 13, 2005 with AGrade, Kangtai and Burns & Levinson LLP in its capacity as escrow agent (the "Escrow Agent").

Lock-Up Agreements

The Company entered into a Lock-Up Agreement with Terence Ho, the Company’s Chief Financial Officer and Chairman of the Board of Directors, on May 13, 2005 pursuant to which Mr. Ho shall not transfer, sell, assign, pledge, hypothecate, give, create a security interest in or lien on, place in trust (voting trust or otherwise), or in any other way encumber or dispose of, directly or indirectly and whether or not voluntarily (“Transfer”) 10,680,000 shares of common stock of the Company held by Mr. Ho for certain periods specified therein.  Pursuant to Mr. Ho’s Lock-Up Agreement, he shall not Transfer 33% of the aforementioned shares for a period of at least 18 months.

The Company entered into a Lock-Up Agreement with AGrade on May 13, 2005 pursuant to which AGrade shall not Transfer 17,936,094 shares of the common stock of the Company held by AGrade for certain periods specified therein.  Pursuant to AGrade’s Lock-Up Agreement AGrade shall not Transfer 66% of the aforementioned shares for a period of at least 18 months.

The Company entered into a Lock-Up Agreement with Norman Koo, the Company’s Chief Executive Officer and Director, on May 13, 2005 pursuant to which Mr. Koo shall not Transfer 1,872,965 shares of common stock of the Company held by Mr. Koo for certain periods specified therein.  Pursuant to Mr. Koo’s Lock-Up Agreement, he shall not Transfer 33% of the aforementioned shares for a period of at least 18 months.

ITEM 2.03

Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of the Registrant

As described in Item 1.01 of this current report, on May 13, 2005 the Company issued the Promissory Note.  The description of the Promissory Note and Reorganization Agreement contained in item 1.01 of this current report is incorporated by reference herein.

ITEM 3.02

Unregistered Sales of Equity Securities

As described in Item 1.01 of this current report, pursuant to the Reorganization Agreement with Kangati, on May 13, 2005 the Company issued the Promissory Note, which is convertible at the option of the holder, into 14,248,395 shares (post a one for seventy reverse split) of the Company's common stock.

Pursuant to the Stock Purchase Agreement, the Company will issue 30,000,000 shares of its common stock to Kangtai or its designees.

On May 12, 2005, the Company issued 3,000,000 shares of common stock, to Song Guoming for consulting services rendered pursuant to a consulting agreement dated April 1, 2005 between the Company and Song Guoming.

On April 26, 2005, the Company issued 13,000,000 shares of common stock, to Terence Ho, the Company’s Chief Financial Officer and Chairman of the Board of Directors, in exchange for satisfaction and settlement of Company debts to Mr. Ho totaling $233,212.

The issuances above were effected under Section 4(2) of the Securities Act of 1933, as amended, and appropriate legends were affixed to the share certificates and other instruments issued in such transaction. The description of these issuances is contained in item 1.01 of this current report and is incorporated by reference herein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVESTNET, INC.
By: /s/ Terence Ho Name: Terence Ho Title: Chief Financial Officer
Date: May 19, 2005

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